Exhibit No. 1(iii) on Form N-1A
                                     Exhibit No. 3(a) Under Item 601/Reg SK

                             MARKETVEST FUNDS

                              Amendment No. 3
                           DECLARATION OF TRUST
                          dated September 1, 1995


    THIS Declaration of Trust is amended as follows:

    DELETE the first paragraph of Section 5 of Article III from the Declaration of Trust and REPLACE it with the following:

            ``Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series of the Trust shall be, and are established and designated as:

            Marketvest International Equity Fund
            Marketvest Pennsylvania Intermediate Municipal Bond Fund''

    The undersigned Secretary of Marketvest Funds hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 17th day of December, 1996.

    WITNESS the due execution hereof this 17th day of December, 1996.

                                     /s/ Victor R. Siclari
                                     Victor R. Siclari
                                     Secretary